UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2013 (February 7, 2013)
__________________________________________________
AMERICAN CAPITAL AGENCY CORP.
(Exact name of registrant as specified in its charter)
__________________________________________________

Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2013, at a regular meeting of the Board of Directors (the “Board”) of American Capital Agency Corp. (the “Company”), the Board increased the number of directors who constitute the Board from seven to nine. In addition, the Board appointed Prue B. Larocca and John R. Erickson to the Board to fill the vacancies created by such increase, effective February 7, 2013. Each of Ms. Larocca and Mr. Erickson will serve on the Board until the Company's next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. At this time, neither of Ms. Larocca or Mr. Erickson has been appointed to serve on any particular committee of the Board. In connection with Ms. Larocca's appointment to the Board, the Company granted Ms. Larocca 3,000 shares of the Company's restricted common stock, which vest ratably over a three-year period, subject to Ms. Larocca's continued service on the Board. Such grant was made pursuant to the terms of the American Capital Agency Corp. Equity Incentive Plan for Independent Directors and a Restricted Stock Agreement entered into between the Company and Ms. Larocca.
Ms. Larocca retired in 2011 from Royal Bank of Scotland (RBS), where from 1997 until her retirement, she was a Managing Director in the firm's Mortgage Backed and Asset Backed Finance Group.  She is a member of the board of the Housing Preservation Foundation and previously served two terms on the board of the American Securitization Trade Association.  Prior to joining RBS, Ms. Larocca was a Senior Vice President at Lehman Brothers in the mortgage finance business, managed the consumer and single family securitization business for the Resolution Trust Corporation, practiced law with the firms of Milbank, Tweed, Hadley and McCloy as well as Kutak Rock.  She is a graduate of the Georgetown University Law Center and Indiana University. Ms. Larocca is also a member of the Board of Directors of American Capital Mortgage Investment Corp.
Mr. Erickson is the Executive Vice President and Chief Financial Officer of American Capital Agency Corp. He is also the Executive Vice President and Chief Financial Officer of American Capital Mortgage Investment Corp. and a member of its board of directors and President, Structured Finance and Chief Financial Officer of American Capital, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated:	February 8, 2013	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax
Executive Vice President and Secretary